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                                                                   EXHIBIT 23.2

                  CONSENT OF KPMG, WELLINGTON, NEW ZEALAND,
                      INDEPENDENT CHARTERED ACCOUNTANTS



The Board of Directors
MAS Technology Limited:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG
Chartered Accountants
Wellington
New Zealand
January 27, 1998